EXHIBIT 11


                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.

                                              Nine Months Ended September 30,
Earnings Per Common Share                        2002                 2001
                                              --------------------------------
     Basic                                       $0.60                $0.50
     Average Shares Outstanding                2,895,207            2,889,161
     Diluted                                     $0.56                $0.48
     Average Shares Outstanding                3,093,748            3,023,790
   (including dilutive effect of
   options and warrants)


                                              Three Months Ended September 30,
 Earnings Per Common Share                       2002                 2001
                                              --------------------------------
        Basic                                    $ 0.29               $0.08
        Average Shares Outstanding             2,895,165            2,890,791
        Diluted                                  $ 0.27               $0.07
        Average Shares Outstanding             3,140,741            3,025,420
      (including dilutive effect of
      options and warrants)